UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2005

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

CHS Inc. (the "Company") held its Annual Meeting December 1-2, 2005, and the following directors were re-elected to the Board of Directors for a three-year term: Bruce Anderson, David Bielenberg, Curt Eischens, Robert Grabarski, Jerry Hasnedl, Glen Keppy and Richard Owen. The following directors’ terms of office continued after the meeting: Robert Bass, Dennis Carlson, Robert Elliott, Steve Fritel, James Kile, Randy Knecht, Michael Mulcahey, Duane Stenzel, Michael Toelle and Merlin Van Walleghen.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s members adopted a resolution to amend the Company’s Bylaws during its Annual Meeting held December 1-2, 2005, to reflect a change in member representation. The amendment eliminates one director position from Region 6 (Alaska, Arizona, California, Idaho, Oregon, Washington, Utah) and adds one director position to Region 8 (Nebraska, Kansas, Oklahoma, Texas, Colorado, New Mexico). The shift in director representation was based upon recent business volume generated and equity held by members in those respective regions, and will be effective for elections held as of the 2006 Annual Meeting. The total number of director positions remains at seventeen. The amended Bylaws will be filed with the Company's Form 10-Q for the quarter ended November 30, 2005.

Item 9.01 Financial Statements and Exhibits.

c) The follwing exhibit is being filed with this report:

3.1 Resolution of the Board of Directors of CHS Inc. to amend the Bylaws of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

December 5, 2005	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Resolution of the Board of Directors of CHS Inc. to amend the Bylaws of the Company